UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2023

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 31, 2023, Digital Brands Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), an aggregate of 32,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and accompanying Series A warrants to purchase up to 32,000 shares of Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 32,000 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”) at a combined purchase price of $9.73 per share and Common Warrants, and (ii) 481,875 pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants” and together with the Shares and the shares of Common Stock underlying the Warrants, the “Securities”) exercisable for 481,875 shares of Common Stock, and accompanying Series A Warrants to purchase up to 481,875 shares of Common Stock and Series B Warrants to purchase up to 481,875 shares of Common Stock, at a combined purchase price of $9.73, less the exercise price of $0.0001, per Pre-Funded Warrant and accompanying Common Warrants, to the Investor, for aggregate gross proceeds from the Private Placement of approximately $5 million.

Each Common Warrant has an exercise price of $9.43 per share. The Series A Warrants will be immediately exercisable and will expire five and one-half years from the date of issuance, and the Series B Warrants will be immediately exercisable and will expire fifteen months from the date of issuance.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to any Investor whose purchase of shares of Common Stock would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Investor’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock after giving effect to the issuance of the Securities on the closing date of the Private Placement. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company and its subsidiaries have agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the Effective Date (as defined in the Purchase Agreement). In addition, the Company has agreed to not issue any securities that are subject to a price reset based on the trading prices of its Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the Effective Date (as defined in the Purchase Agreement), subject to certain exceptions provided for in the Purchase Agreement.

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Private Placement closed on September 5, 2023. The Company expects to use the proceeds from the Private Placement to pay off certain indebtedness and for working capital purposes.

The foregoing summaries of the Series A Warrants, Series B Warrants, the Pre-Funded Warrants, and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Registration Rights

In connection with the Private Placement, the Company and the Investor entered into a Registration Rights Agreement dated August 31, 2023 (the “Registration Rights Agreement”), providing for the registration for resale of the Securities (including the shares of Common Stock underlying the Warrants) that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) within 15 calendar days of the date of the Registration Rights Agreement (the “Filing Date”). The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 45 calendar days of the date of the Registration Rights Agreement (or 75 days in the event of a full review of the Registration Statement by the SEC) (the “Effectiveness Date”), and to keep the Registration Statement continuously effective for a period that extends from the first date on which the SEC issues an order of effectiveness in relation to the Registration Statement until such date that all registrable securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Company has granted the Investor customary indemnification rights in connection with the Registration Statement. The Investor has also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Other Agreements

In connection with the Private Placement, the Company entered into a warrant amendment (the “Warrant Amendment”) with certain investors to amend certain existing warrants to purchase up to 196,542 shares of Common Stock that were previously issued in December 2022 and January 2023 to the investors, with an exercise price of $131.25 per share and $95.00 per share, respectively (the “Amended Warrants”) as follows: (i) to reduce the exercise price of the Amended Warrants to $9.43 per share, and (ii) to extend the original expiration date of the Amended Warrants so that they will terminate five and one half years from the closing of the offering.

Wainwright served as the exclusive placement agent for the issuance and sale of the securities pursuant to the Purchase Agreement. The Company has agreed to pay Wainwright a cash fee equal to 7.5% of the aggregate gross proceeds raised in the offering, a management fee equal to 1.0% of the gross proceeds raised in the offering, $35,000 for non-accountable expenses, and up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company has also agreed to grant to Wainwright, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 38,541 shares of common stock. The Placement Agent Warrants are in substantially the same form as the Series A Warrants, except that the exercise price is approximately $12.16 per share.

The foregoing summaries of the Warrant Amendment and the Placement Agent Warrants are qualified in their entirety by reference to the form of Warrant Amendment and form of Placement Agent Warrant, which are filed as Exhibits 4.3 and 4.4 to this Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor in the Purchase Agreement and of the Placement Agent in the Placement Agent Warrants, the offering and sale of the securities was made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The Securities and the Placement Agent Warrants (including the shares of Common Stock underlying the Warrants and the Placement Agent Warrants) have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities and the Placement Agent Warrants did not involve a public offering and was made without general solicitation or general advertising. The Investor and the Placement Agent represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01. Other Events.

On August 31, 2023, the Company issued a press release announcing the pricing of the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K. On September 5, 2023, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

As previously disclosed, the Company was notified by the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) that it no longer satisfied the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Rule”). The Company thereafter presented its plan to regain compliance with the Rule at a hearing before the Nasdaq Hearings Panel and the Company was subsequently granted an extension through September 15, 2023, to evidence compliance with the Rule.

As a result of the Private Placement, the Company believes it satisfies the Rule as of the date of this filing; however, the Company awaits Nasdaq’s formal confirmation of the Company’s compliance with the Rule.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

4.3	Form of Pre-Funded Warrant.

4.4	Form of Warrant Amendment.

4.5	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement, dated as of August 31, 2023, by and among the Company and the purchasers party thereto.

10.2	Form of Registration Rights Agreement, dated as of August 31, 2023, by and among the Company and the purchasers party thereto.

99.1	Press Release by the Company on August 31, 2023.

99.2	Press Release by the Company on September 5, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: September 5, 2023

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer